SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



Date of Report (Date of Earliest Event Reported) September 7, 2002
                                                 -----------------


                                 Oakridge Energy, Inc.
------------------------------------------------------
(Exact name of registrant as specified in its charter)




          Utah                             0-8532                   87-0287176
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission File            (IRS Employer
      of incorporation)                     Number)               Identification
                                                                         Number)




4613 Jacksboro Highway, Wichita Falls, Texas         76302
-------------------------------------------------------------
(Address of principal executive offices)           (Zip Code)




        Registrant's telephone number, including area code (940) 322-4772
                                                           --------------



                                                          N/A
-------------------------------------------------------------
(Former name or former address, if changed since last report)

5.       Other Events and Regulation FD Disclosure.

         Oakridge Energy, Inc. (the "Company") has a planned mixed use real estate development on approximately 1,100 acres of the 1,965 acres of land owned by the Company in La Plata County, Colorado adjacent to the City of Durango.

         In the discussion of the planned development in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 2002 and in the Company's Quarterly Report on Form 10-QSB for the three months ended May 31, 2002, the Company stated that a portion of its land had been selected by Mercy Medical Center ("Mercy") of Durango, Colorado as one of three site finalists for the new hospital to be constructed by Mercy.

         On September 7, 2002, it was publicly announced in Durango, Colorado that Mercy had reached an agreement to acquire a site for the construction of the new hospital on land owned by the other two finalists. This announcement followed action taken by the Company in advising Mercy's management and the City of Durango planning staff that the Company was rescinding its outstanding offer to sell Mercy approximately 20 to 25 acres or more of the Company's land for the hospital site due to Mercy's delay in making the final site selection and the negative impact such delay was having on the Company's obtaining the necessary governmental approvals to proceed with its planned development.

         The Company has amended its conceptual plan and filings with the City of Durango and is proceeding ahead with the proposed development without the new hospital being a part of it. The fact that the Company's site was not selected as the location for the new hospital has not altered the Company's management's belief as to the significant value that the proposed development will hold for the Company in the future.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    OAKRIDGE ENERGY, INC.
                                                        (Registrant)



DATE:  September 12, 2002                           By  /s/ Sandra Pautsky
                                                       -------------------------
                                                       Sandra Pautsky, President